UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 24, 2009
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2101 42nd Avenue, Council Bluffs, Iowa 51501
(Address of Principal Executive Offices)		(Zip Code)
(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Southwest Iowa Renewable Energy, LLC (the “Company”) has entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”) with AgStar Financial Services, PCA effective as of December 18, 2009.  The Sixth Amendment amends the Credit Agreement entered into by the Company and AgStar on May 2, 2007, as amended on March 7, 2008, December 19, 2008, December 30, 2008, February 28, 2009, and August 1, 2009.  The Sixth Amendment extends the maturity date of the Revolving Line of Credit to March 31, 2010.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1
Sixth Amendment to Credit Agreement by and among Southwest Iowa Renewable Energy, LLC and AgStar Financial Services, PCA, Metropolitan Life Insurance Company, MetLife Bank, N.A., Cooperative Centrale Raiffeisen-Boerenleenbank B.A., Amarillo National Bank, First National Bank of Omaha, Bank of the West, Monumental Life Insurance Company, M&I Marshall & Ilsley Bank, dated effective December 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 29, 2009

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian T. Cahill
Brian T. Cahill
President and CEO

Exhibit Index

Exhibit
Number                                           Description

10.1
Sixth Amendment to Credit Agreement by and among Southwest Iowa Renewable Energy, LLC and AgStar Financial Services, PCA, Metropolitan Life Insurance Company, MetLife Bank, N.A., Cooperative Centrale Raiffeisen-Boerenleenbank B.A., Amarillo National Bank, First National Bank of Omaha, Bank of the West, Monumental Life Insurance Company, M&I Marshall & Ilsley Bank, dated effective December 18, 2009.